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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 333-130018, 333-114164, 333-105318, 333-105317, 333-101320, 333-100763, 333-43574, 333-57782, 333-79573, 333-79553, 333-56905, 333-39747 and 333-28725) and on Form S-3 (Nos 333-79659, 333-58659, 333-48513, 333-66120, 333-19601 and 333-67546) of Advent Software, Inc. of our report dated March 31, 2006 relating to the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2005.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 31, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM